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EXHIBIT 4.2

                                  INRISCO B.V.
                       c/o Brada Kuttner & Gasit Advocaten
                                  Konigslaan 14
                                1075 AC Amsterdam
                                 THE NETHERLANDS
                          Telephone: (+31 20) 676-6323
                          Telecopier: (+31 20) 674-9777

                                                     May 14, 1998

Mr. Anthony E. Mohr
                  and
Global Information Group USA, Inc.
One Rockefeller Plaza, Suite 1420
New York, NY  10020

Dear Mr. Mohr:

         This will confirm that Inrisco, B.V. (the "Purchaser") is agreeable to making an investment in Global Information Group USA, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth herein.

         1. The purchaser hereby agrees to purchase 100 shares (the "Purchased Shares") of the outstanding common stock of the Company for an aggregate purchase of $300,000, payable by means of a wire transfer of funds to an account designated by the Company. In connection with this investment, the Purchaser warrants and represents to the Company that: (a) the Purchaser is an "Accredited Investor" as that term is defined in Rule 501 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"); (b) the Purchaser is acquiring the Purchased Shares for investment and without a present intention to sell or otherwise transfer such shares in a manner that would be in violation of the Securities Act or any applicable state securities laws; (c) the Purchaser has had an opportunity to ask questions of the management of the Company with respect to its investment and has made such inquiry as it has deemed necessary in connection therewith; (d) the Purchaser realizes that the Company is a start-up enterprise and that the Purchaser's investment is a speculative one and that it may suffer a complete loss of its investment; (e) in making this investment, the Purchaser has not relied upon any guarantee of success r profitability on the part of the Company and (f) this agreement ("Agreement") has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         2. Anthony E. Mohr ("Mohr") and the Company, jointly and severally, warrant and represent to the Purchaser that (a) the Company is duly organized and validly existing under the laws of the state of Delaware; (b) the Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (c) the entering into of this Agreement by the Company and the performance of its obligations hereunder will not constitute a default under its certificate of incorporation, bylaws or any other instrument to which the Company is a party or by which it is bound nor will such entry or performance require the consent of any other party; (d) the copy of the certificate of incorporation and bylaws of the Company provided to the Purchaser are true and correct copies; (e) the authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $.01 per share;
(f) upon issuance of the Purchased Shares to the Purchaser, they will have been validly issued, fully paid and non-assessable and will constitute 10% of the issued and outstanding capital stock of the Purchaser; and (g) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

         3. For as long as the Purchaser and a co-investor or their respective successors and assigns (collectively, the "Investor Group") collectively continue to own at least 20% of the issued and outstanding common stock of the Company and for one year thereafter (the "Restricted Period") the following provisions will apply;
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                  (a) The Board of Directors (the "Board") of the Company shall consist at a minimum of three and a maximum of five members;

                  (b) The Investor Group shall have the right to elect one member to the Board and have the right to remove and replace such member. Mohr agrees to vote his shares to give effect to the foregoing;

                  (c) Without the consent of the Investor Group, the Company shall not take any of the following actions: (i) engage in a new line of business; (ii) amend its certificate of incorporation or bylaws; (iii) sell its business, merge or consolidate with another entity; (iv) incur any indebtedness in an amount exceeding $100,000; (v) file a bankruptcy petition or consent to the filing of a bankruptcy petition against it or (vi) engage in any financing or capital raising transaction that would yield gross proceeds to the Company in excess of $250,000; and

                  (d) Without the consent of the Investor Group, Mohr will not engage, directly or indirectly, in any enterprise competitive with that of the Company.

         4. To facilitate the voting arrangements set forth in paragraph 3(b) or the obtaining of any consent that may be required under paragraph 3(c) or (d), the Investor Group may appoint a representative to act as agent of the Investor Group in connection with such matters.

         5. If the Company completes an initial offering of its securities in the United States, then during a period of three years thereafter, the following provisions will apply: (a) the Purchaser will have the right to demand that the Company file a registration statement with the Securities and Exchange Commission covering the resale of the shares then held by the Purchaser. The Company will comply with such demand and use its best efforts to declare such registration statement effective; and (b) If the Company files a registration statement in connection with a new offering of its own shares, it shall give the Purchaser an opportunity to include its shares in any such registration statement. In connection with the foregoing registration statements, the Company will bear all expenses of such registration excluding any underwriting discounts or concessions payable by the Purchaser in connection with the resale of its shares.

         6. Should the Company wish to issue any additional shares of its capital stock to any party, it shall give the Purchaser the right to maintain its percentage interest in the Company by subscribing to purchase additional shares from the Company upon the same terms and conditions as were offered by the Company to the other party.

         7. If, at any time during the Restricted Period, Mohr wishes to sell or dispose of his shares in the Company to another party (the "Proposed Transferee"), he shall not be able to consummate such sale unless the following conditions have been complied with: (a) he shall have first given the Purchaser and other members of the Investor Group, pro rata to their holdings in the Company, the right to purchase the shares being offered by Mohr upon the same terms and conditions that Mohr is willing to offer them to the Proposed Transferee and (b) in the event that the Investor Group does not wish to exercise such right of first refusal, Mohr shall have given the Investor Group an opportunity to sell the same proportion of their shares as Mohr is willing to sell to the Proposed Transferee and upon the same terms and conditions. If the Investor Group has not exercised either its right of first refusal or its right to sell its shares along with the sale of Mohr's shares, Mohr will be permitted to consummate the proposed sale but on terms no more favorable to the Proposed Transferee that those first proposed.

         8. Nothing herein shall prohibit the sale, transfer, assignment or other disposition by any member of the Investor Group of any of its shares, and any member shall be free to do so as long as such member complies with applicable federal and state securities laws.

         9. This Agreement shall not become effective until such time as a copy of this or a counterpart thereof has been duly executed by the Company and Mohr and delivered to Purchaser. This Agreement: (i) may not be terminated or amended except by a written instrument between the parties; (ii) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, and (iii) shall be governed by the internal laws of the state of Delaware.
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In connection with any dispute relating to or arising out of this Agreement, the parties hereby consent to the jurisdiction of the courts located in the County and State of New York and waive a trial by jury.

                                          Very truly yours,

                                          INRISCO B.V.

                                          By:  /s/ Bob Sijthoff
                                               -----------------------------
                                               Bob Sijthoff, Director

ACCEPTED AND AGREED TO:

GLOBAL INFORMATION GROUP USA, INC.



By: /s/Anthony E. Mohr
    --------------------------------
    Anthony E. Mohr, President



   /s/Anthony E. Mohr
   ---------------------------------
   Anthony E. Mohr, Individually